UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street, Hamilton HM 19 Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-8201

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 2, 2014, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) issued a press release announcing its rejection of the revised unsolicited proposal by Endurance Specialty Holdings Ltd. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	The following exhibit is filed as part of this report:

99.1	Press Release, dated June 2, 2014.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication is for informational purposes only and is not a substitute for any relevant documents that Aspen may file with the SEC.

Endurance Specialty Holdings Ltd. has indicated its intention to commence an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights).Such exchange offer has not yet been commenced. If and when such exchange offer is commenced, Aspen will file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”).

INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at http://www.sec.gov. These documents will also be available on Aspen’s website at http://www.aspen.co.

Certain Information Regarding Participants

ASPEN AND CERTAIN OF ITS RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS UNDER THE RULES OF THE SEC. SECURITY HOLDERS MAY OBTAIN INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF ASPEN’S DIRECTORS AND EXECUTIVE OFFICERS IN ASPEN’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, WHICH WAS FILED WITH THE SEC ON FEBRUARY 20, 2014, AND ITS PROXY STATEMENT FOR THE 2014 ANNUAL MEETING, WHICH WAS FILED WITH THE SEC ON MARCH 12, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2014

ASPEN INSURANCE HOLDINGS LIMITED

	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer